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                          A.S.V., Inc. and Subsidiary
                Exhibit 11 - Computation of Earnings per Share
                 Years Ended December 31, 1999, 1998 and 1997

                                                     1999          1998         1997
                                                  -----------   ----------   ----------
Basic
 Earnings
  Net income                                       $1,412,053   $3,366,055   $2,323,557
                                                   ==========   ==========   ==========

 Shares
  Weighted average number of common
   shares outstanding                               9,586,032    7,764,504    7,366,117
                                                   ==========   ==========   ==========

 Earnings per common share                         $      .15   $      .43   $     . 32
                                                   ==========   ==========   ==========

Diluted
 Earnings
  Net income                                       $1,412,053   $3,366,055   $2,323,557
  Add after tax interest expense applicable
   to 6.5% convertible debentures                           -      233,188      206,700
                                                   ----------   ----------   ----------
 Net income applicable to common stock             $1,412,053   $3,599,243   $2,530,257
                                                   ==========   ==========   ==========

 Shares
  Weighted average number of common
   shares outstanding                               9,586,032    7,764,504    7,366,117
  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants          355,584      647,012      852,716
  Assuming conversion of 6.5% convertible
   debentures                                               -      603,997      681,818
                                                  -----------   ----------   ----------

  Weighted average number of common and
   common equivalent shares outstanding             9,941,616    9,015,513    8,900,651
                                                   ==========   ==========   ==========

 Earnings per common share                         $      .14   $      .40   $      .28
                                                   ==========   ==========   ==========